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                                                                     EXHIBIT 8.1

                                 July 8, 1997




IMH Commercial Holdings, Inc.
20371 Irvine Avenue
Santa Ana Heights, California 92707

       Re:  Registration Statement on Form S-11
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Ladies and Gentlemen:

     We have acted as tax counsel to IMH Commercial Holdings, Inc. (formerly Imperial Credit Commercial Holdings, Inc.), a Maryland corporation (the "Company"), in connection with the sale by the Company of up to 10,039,908 shares of common stock ("Common Stock"), par value $.01 per share, of the Company, registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-11 (File No. 333-25423) filed with the Securities and Exchange Commission on April 18, 1997, and all amendments thereto (the "Registration Statement").

     You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of Common Stock in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Furthermore, this opinion relies on, and assumes the accuracy of, the opinion of Ballard Spahr Andrews & Ingersol, counsel for the Company, dated July 8, 1997 with respect to matters of Maryland law.
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          As tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations, it is our opinion that the statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those described above (including those set forth in the Registration Statement and the Officer's Certificate) may affect the conclusions stated herein.

          This opinion is being rendered pursuant to the requirements of Item 601(b)(8) of Regulation S-K. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement.

                                       Very truly yours,



                                       Latham & Watkins